SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2000

THE DOW CHEMICAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3433 (Commission File Number)	38-1285128 (IRS Employer Identification No.)

2030 Dow Center, Midland, Michigan 48674
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (517) 636-1000

Not applicable
(Former name or former address, if changed since last report.)

Item 5. Other Events

With reference to the Agreement and Plan of Merger, dated as of August 3, 1999, among The Dow Chemical Company, a Delaware corporation ("Dow Chemical"); Union Carbide Corporation, a New York corporation ("Union Carbide"); and Transition Sub Inc., a Delaware corporation; Dow Chemical and Union Carbide have entered into a letter agreement filed herewith as Exhibit 99, which letter agreement was sent by Union Carbide to Dow Chemical, and executed by Dow Chemical, as of December 22, 2000.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

99. Letter Agreement, with reference to the Agreement and Plan of Merger, dated as of August 3, 1999, among The Dow Chemical Company, a Delaware corporation; Union Carbide Corporation, a New York corporation; and Transition Sub Inc., a Delaware corporation.

EXHIBIT 99

December 22, 2000

VIA FAX AND OVERNIGHT MAIL

The Dow Chemical Company
2030 Dow Center
Midland, MI 48674

Attention: Chief Executive Officer

Dear Sirs:

Reference is made to the Agreement and Plan of Merger, dated as of August 3, 1999 (the "Agreement"), among Union Carbide Corporation, a New York corporation, The Dow Chemical Company, a Delaware corporation, and Transition Sub Inc., a Delaware corporation.

Each of the parties hereto agrees that it will not exercise any right it may have to terminate the Agreement under Section 8.2(i) of the Agreement prior to March 31, 2001. Notwithstanding anything to the contrary in the foregoing, this letter agreement shall not in any way limit, restrict or affect any of the other rights of the parties (relating to termination of the Agreement or otherwise) under the Agreement.

If the foregoing is acceptable to you, please execute a copy of this letter agreement in the space below, whereupon this instrument will constitute a binding agreement among us.

Very truly yours,

UNION CARBIDE CORPORATION

By: /s/ BRUCE D. FITZGERALD
Name: B. D. Fitzgerald
Title: Vice President, General Counsel and Secretary

ACCEPTED AND AGREED as
of the date first written above:

THE DOW CHEMICAL COMPANY

By: /s/ J. PEDRO REINHARD
Name: J. P. Reinhard
Title: Executive Vice President and
Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DOW CHEMICAL COMPANY
Registrant

By: /s/ J. PEDRO REINHARD
Name: J. P. Reinhard
Title: Executive Vice President and
Chief Financial Officer
Date: December 22, 2000